         EXHIBIT 2

I, Mara D. Herrington, being the duly elected Secretary of Waddell & Reed Advisors Funds, Inc., Waddell & Reed Advisors Asset Strategy Fund, Inc., Waddell & Reed Advisors Cash Management, Inc., Waddell & Reed Advisors Continental Income Fund, Inc., Waddell & Reed Advisors Fixed Income Funds, Inc., Waddell & Reed Advisors Global Bond Fund, Inc., Waddell & Reed Advisors High Income Fund, Inc., Waddell & Reed Advisors International Growth Fund, Inc., Waddell & Reed Advisors Municipal Bond Fund, Inc., Waddell & Reed Advisors Municipal High Income Fund, Inc., Waddell & Reed Advisors New Concepts Fund, Inc., Waddell & Reed Advisors Retirement Shares, Inc., Waddell & Reed Advisors Small Cap Fund, Inc., Waddell & Reed Advisors Tax-Managed Equity Fund, Inc., Waddell & Reed Advisors Select Funds, Inc., Waddell & Reed Advisors Vanguard Fund, Inc., W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc. (the "Funds"), do hereby certify that the following resolutions were unanimously adopted by the Directors who are not interested persons of the Funds and separately by all of the Directors, on November 15, 2006, and they remain in full effect:

RESOLVED: That it is in the best interests of each Fund to purchase jointly with the other Funds, the funds in the Ivy Family of Funds and specified Waddell & Reed management companies a Fidelity Bond of $30,000,000 from ICI Mutual Insurance Company ("ICIM") and D&O/E&O professional liability coverage of $25,000,000 from ICIM, with a deductible of $1.5 million, each for the premium specified and allocated, as set forth in the report presented at this meeting;

and further,

RESOLVED, That the purchase of the Fidelity Bond of $30,000,000 from ICIM and D&O/E&O professional liability coverage of $25,000,000 from ICIM, with a deductible of $1.5 million, each for the premium specified and allocated, as set forth in the report presented at this meeting be, and it hereby is, approved;

and further,

RESOLVED, That it is in the best interests of each Fund to purchase jointly with the other Funds the Independent Directors Safety Net Liability Policy ("Safety Net Policy") in the amount of $10,000,000 from ICIM for a total premium of approximately $250,000;

and further,

RESOLVED, That the purchase of the Safety Net Policy, in the amount and for the premium specified, be, and it hereby is, approved.

Dated this 16th day of November, 2006.

By: /s/Mara D. Herrington
Mara D. Herrington, Secretary

I, Mara D. Herrington, being the duly elected Secretary of Waddell & Reed Advisors Funds, Inc., Waddell & Reed Advisors Asset Strategy Fund, Inc., Waddell & Reed Advisors Cash Management, Inc., Waddell & Reed Advisors Continental Income Fund, Inc., Waddell & Reed Advisors Fixed Income Funds, Inc., Waddell & Reed Advisors Global Bond Fund, Inc., Waddell & Reed Advisors High Income Fund, Inc., Waddell & Reed Advisors International Growth Fund, Inc., Waddell & Reed Advisors Municipal Bond Fund, Inc., Waddell & Reed Advisors Municipal High Income Fund, Inc., Waddell & Reed Advisors New Concepts Fund, Inc., Waddell & Reed Advisors Retirement Shares, Inc., Waddell & Reed Advisors Small Cap Fund, Inc., Waddell & Reed Advisors Tax-Managed Equity Fund, Inc., Waddell & Reed Advisors Select Funds, Inc., Waddell & Reed Advisors Vanguard Fund, Inc., W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc. (the "Funds"), do hereby certify that the following resolutions were unanimously adopted by the Directors who are not interested persons of the Funds and separately by all of the Directors, on February 28, 2007, and they remain in full effect:

RESOLVED: That the purchase of the Fidelity Bond of $32,000,000 from ICI Mutual Insurance Company ("ICIM") and Directors and Officers/Errors and Omissions coverage of $25,000,000 from ICIM, with a deductible of $1.5 million, each for the final premium specified and allocated, as set forth in the report presented at this meeting, be, and it hereby is, ratified and approved;

and further,

RESOLVED, That the purchase of the Independent Directors Safety Net Policy in the amount and for the final premium specified, be, and it hereby is, ratified and approved.

Dated this 28th day of February, 2007.

By: /s/Mara D. Herrington
Mara D. Herrington, Secretary

I, Mara D. Herrington, being the duly elected Secretary of Ivy Funds, Inc. and Ivy Funds (the "Funds"), do hereby certify that the following resolutions were unanimously adopted by the Directors who are not interested persons of the Funds and separately by all of the Directors, on November 29, 2006, and they remain in full effect:

         WHEREAS, In compliance with the requirements of Rule 17g-1 of the Investment Company Act of 1940 (the "Act") the Ivy Funds, Inc. and Ivy Funds (collectively, the "Funds") are insured and have coverage against larceny and embezzlement under a joint insured registered management investment company bond in the amount of $28,200,000 per loss issued by ICI Mutual Insurance Company, naming as the assureds thereon, Ivy Funds, Ivy Funds, Inc. Waddell & Reed Advisors Funds, Waddell & Reed InvestEd Funds, W&R Target Funds, Ivy Investment Management Company, Waddell & Reed Investment Management Company and Austin, Calvert & Flavin, Inc.;

         RESOLVED, That giving due consideration to all relevant factors including the total amount of coverage which each joint assured would have been required to provide and maintain individually pursuant to Rule 17g-1 under the Act had each such joint assured not been named under a joint insured bond, the amount, type and form of the coverage against larceny and embezzlement provided under ICI Mutual Insurance Company's joint insured registered management investment company bond, containing provisions complying with the notice requirements of paragraph (c) of Rule 17g-1 under the Act, are deemed by the Boards, to be reasonable;

         RESOLVED FURTHER, That in consideration of all relevant factors including the number and the nature of the business activities of the other parties named as Assureds, the amount of the joint insured bond, the amount of the premium for such bond, the ratable allocation of the premium among all parties named as Assureds, according to the relevant cost to each Assured of a single insured bond in the amount of each Assured's priority coverage, and the extent to which the share of the premium allocated to each Assured is less or no more than the premium each Assured would have had to pay if they had provided and maintained a single insured bond in the amount of the priority coverage, the portion of the premium of the joint insured bond to be paid by each Assured, based upon the relative cost to each Assured of a single insured bond in the amount of each Assured's priority coverage, is hereby approved;

         RESOLVED FURTHER, That, in accordance with Rule 17g-1, the officers are hereby directed to make the filings and give the notices as may be required by paragraph (g) of the Rule.

         RESOLVED FURTHER, That, the Directors and Officers/Errors and Omissions ("D&O/E&O") policy (the "Policy") issued by Investment Company Institute Mutual in the amount of aggregate coverage of $25 million, be and hereby is approved as being reasonable in form and amount.

Dated this 29th day of November, 2006.

By: /s/Mara D. Herrington
Mara D. Herrington, Secretary

I, Mara D. Herrington, being the duly elected Secretary of Ivy Funds, Inc. and Ivy Funds (the "Funds"), do hereby certify that the following resolutions were unanimously adopted by the Directors who are not interested persons of the Funds and separately by all of the Directors, on November 29, 2006, and they remain in full effect:

         WHEREAS, the Board of Directors of Ivy Funds, Inc. and the Board of Trustees of Ivy Funds considered and approved (i) a joint insured registered management investment company bond; (ii) a joint Directors and Officers/Errors and Omissions policy and (iii) Directors Only Policy (collectively, the "Policies") at their November 28 and 29, 2006 meetings.

         WHEREAS, at the time of those meetings, the insurance carriers for the Policies had not provided final premium quotes, and has now provided final premium quotes for each of the Policies.

         RESOLVED, that the final premium quotes for each of the Policies as presented at this meeting are ratified, confirmed and approved.

Dated this 14th day of February, 2007.

By: /s/Mara D. Herrington
Mara D. Herrington, Secretary